                       AGREEMENT OF GENERAL PARTNERSHIP
                                      OF
                                  6725 AGENT

     This Agreement of General Partnership of 6725 Agent is entered into as of December 29, 1992 among Scottsdale Jaguar, Ltd., an Arizona corporation ("SJ") and 6725 Dealership, Ltd., an Arizona corporation ("Corporation").

         SECTION 1. DEFINITIONS; THE PARTNERSHIP

         1.1. Definitions. Capitalized words and phrases used in this Agreement shall have the meanings set forth in Section 10.13 hereof.

         1.2. Formation. The Partners hereby form the Partnership as a general partnership pursuant to the provisions of the Act and pursuant to the terms and conditions set forth in this Agreement.

         1.3. Name. The name of the Partnership is 6725 Agent.

         1.4. Purpose. The purpose of the Partnership and the general character of its business is to own real and personal property for investment purposes and to engage in any and all other lawful ventures, and to engage in any activities necessary, incidental or related to the foregoing business purpose. The Partnership shall be a partnership only for the purpose specified in this Section 1.4. Except as otherwise provided in this Agreement, the Partnership shall not engage in any other activity or business and no Partner shall have any authority to hold itself out as a general agent of another Partner in any other business or activity.

         1.5. Office. The mailing address of the principal office of the Partnership shall be 6725 East McDowell Road, Scottsdale, Arizona 85257, or at such other location or locations as the Partners may from time to time designate.

         1.6. Term. The term of the Partnership shall commence on the date hereof and shall continue until December 31, 2032, unless the Partnership is dissolved earlier as set forth in this Agreement.

         SECTION 2. PERCENTAGE INTERESTS; CAPITAL CONTRIBUTIONS

         2.1. Percentage Interests. The Partners' Percentage Interests in the Partnership shall be as follows:

Percentage
Partner                    Interest
----------                 --------
SJ                            50%
Corporation                   50%


         2.2. Capital Contributions. The initial capital of the Partnership consists of $1,000 cash and in the proportions to the Partners' Percentage Interests set forth above.

         2.3. Additional Capital Contributions. Subject to the provisions of
Section 9.3, no Partner shall be obligated to make Capital Contributions to the Partnership, unless all Partners agree in writing to such Capital Contributions. No Partner shall have any personal liability for the repayment of any other Partner's Capital Contributions.


         2.4. Partner Loans. Upon the approval of a Majority in Interest of the Partners, any Partner may make loans ("Partner Loans") to the Partnership, which shall be repaid on such reasonable terms and conditions as may be approved by a majority in Interest of the partners. Notwithstanding the foregoing, each Partner may elect to fund a pro rata share, based on the Partner's Percentage Interest, of any Partner Loan approved by the Partners pursuant to this Section 2.4. The approval of each Partner, including each lending Partner, shall be take into account in determining whether a Partner Loan has been approved by a Majority in Interest of the Partners. No Partner shall be required to make a Partner Loan unless such partner has agreed in writing to make such Partner Loan.

         2.5. Limitations Pertaining to Capital Contributions.

         (a) Return of Capital. Except as otherwise provided in this Agreement, no Partner shall withdraw any Capital Contributions or any portion of such Partner's Capital Account without the written consent of all other Partners. Under circumstances requiring a return of capital, no Partner shall have the right to receive property other than cash except as may be specifically provided herein.

         (b) No Interest or Salary. No Partner, including without limitation the Managing Partner, shall receive any interest, salary or drawing with respect to such partner's Capital Contributions or Capital Account or for services rendered for on or behalf of the Partnership, except as otherwise expressly provided in this Agreement.

         (c) No Third Party Rights. Nothing contained in this Agreement is intended or will be deemed to benefit any creditor of the Partnership and no creditor of the Partnership will be entitled to require the Partners to solicit additional Capital Contributions from any Partners.

         (d) Withdrawal. Except as provided in Section 8 hereof, no Partner may voluntarily or involuntarily withdraw from the Partnership or terminate his or her interest therein without the prior written consent of all other Partners.

         SECTION 3. DISTRIBUTIONS

         3.1. Other Distributions. Except as otherwise provided in Section 5 hereof, distributions of Partnership cash or property shall be made to the Partners in proportion to their Percentage Interests, at such time or times as determined by a Majority in Interest of the Partners.

         SECTION 4. ALLOCATIONS

         4.1. Profits And Losses. After giving effect to the special allocations set forth in Section 4.2 hereof, all Profits and Losses for any fiscal year shall be allocated to the Partners in proportion to their Percentage Interests.

         4.2. Regulatory and Curative Allocations. The allocations set forth in Section 4.1 are intended to comply with the requirements of Regulations
Section 1.704-1(b) and 1.707-1T(b). If the Partnership incurs "nonrecourse deductions" or "partner nonrecourse deductions," or if there is any change in the Partnership's "minimum gain," as defined in such Regulations, the allocation of Profits, Losses and items thereof to the Partners shall be modified in a reasonable manner deemed necessary or advisable by a Majority in Interest of the Partners, upon appropriate legal or tax advice, to comply with such Regulations.

         SECTION 5. MANAGEMENT

         5.1. Managing Partner. By written unanimous approval of the Partners, the Partners may appoint a managing Partner of the Partnership. The powers and authority of the Managing Partner may be restricted, and the Managing Partner may be removed and/or replaced, by written unanimous vote of the Partners. The Partners hereby appoint Corporation as the Managing Partner of the Partnership. The Managing Partner shall be responsible for the conduct and management of the Partnership's affairs, for the day-to-day supervision of the Partnership's business and for the maintenance of the Partnership books and records. Unless otherwise agreed by a Majority in Interest of the Partners, the Managing Partner shall not receive any compensation for acting as Managing Partner.

         5.2. Joint Management Decisions. Except as otherwise provided in this Agreement, all decisions relating to the conduct and management of the partnership's affairs shall be made with the consent in writing of a Majority in Interest of the Partners, which vote shall include the concurrence of the Managing Partner. Upon receiving the required approval, the managing Partner, or if none is then acting, any two Partners acting together may execute documents or do any other act on behalf of the Partnership. Notwithstanding anything to the contrary contained in this Agreement, no Partner shall perform any of the following acts on behalf of the Partnership without the written consent of a Majority in Interest of the Partners, which vote shall include the concurrence of the Managing Partner:

         (a) borrow or lend money to or from any Partner of third party;

         (b) transfer, convey, lease, encumber or otherwise hypothecate any personal property with a fair market value of in excess of $5,000 or any real property or any interest therein;

         (c) compromise or release any Partnership claim or debt;

         (d) determine cash reserve requirements, invest Partnership funds other than in deposits or investments insured by the United States government or any instrumentality thereof, or make cash distributions to the Partners;

         (e) purchase or contract to purchase any personal property with a fair market value or purchase price in excess of $5,000 or any real property or interest therein;

         (f) admit a new Partner or Partners to the Partnership, except as provided in Section 8 hereof;

         (g) obligate the Partnership or withdraw any money of the Partnership in an amount in excess of $5,000;

         (h) enter into any contract, agreement or arrangement which requires payments to be made to any Partner or any affiliate of or Person related to a Partner;

         (i) seek partition of any Partnership property or do any act in contravention of this Agreement or that would make it impossible to carry on the ordinary business of the Partnership; or

         (j) enter into any amendment, modification or supplement of any of the foregoing.

         Further notwithstanding anything to the contrary contained in this Agreement, during such time as Corporation is the Managing Partner all decisions relating to the conduct and management of the Partnership's affairs shall be made by the Managing Partner acting alone and the Managing Partner acting alone may execute documents or do any other act on behalf of the Partnership, and the limitations set forth in the above clauses

(a) - (j), inclusive, shall not be applicable to the Managing Partner when the Managing Partners is Corporation.

         5.3. Partnership Real Estate. Any real property owned by the Partnership may be occupied rent free by any Partner with the consent of a Majority in Interest of the Partners.

         SECTION 6. BOOKS AND RECORDS

         6.1. Books and Records. The Partnership shall keep adequate books and records at its place of business, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Partnership. Any Partner or its designated representative shall have the right, at any reasonable time, to have access to and to inspect, copy and audit the contents of such books or records.

         6.2. Tax Matters. Necessary tax information shall be delivered to each Partner after the end of each fiscal year of the Partnership. Corporation shall be the "Tax Matters Partner" pursuant to the Code and shall coordinate with the Partnership's accountants the preparation of tax information and tax returns relating to the Partnership.

         SECTION 7. AMENDMENTS

         7.1. Amendments. This Agreement may not be amended, except by a written instrument signed by all of the Partners.

         SECTION 8. TRANSFER OF PARTNERSHIP INTERESTS

         8.1. Restriction on Transfers. Except as expressly permitted by this
Section 8, no Partner shall voluntarily or involuntarily transfer, sell, pledge, hypothecate, assign or otherwise dispose of all or any part of his or her interest in the Partnership.

         8.2. Permitted Transfers. The following transfers or assignments of all or any part of a Partner's Partnership interest shall be permitted, notwithstanding the limitations of Section 8.1 (with any recipient of a Partnership interest pursuant to a transfer or assignment permitted hereunder being referred to hereinafter as a "Permitted Transferee"):

         (a) Any transfer or assignment to (i) any other Partner, or (ii) any trust of which any Partner is a primary beneficiary;

         (b) Any transfer or assignment to the personal representative of a Partner as a result of the death of such Partner; or

         (c) Any transfer or assignment by the personal representative of a deceased Partner to the legal successors of such Partner's estate.

         8.3. Effect of Transfer.

         (a) Prohibited Transfers. Any purported transfer, sale, pledge, hypothecation, assignment or disposition of a Partnership interest in violation of this Agreement shall be void and shall not constitute a dissolution of the Partnership.

         (b) Permitted Transfer. The following shall occur upon any transfer or assignment of a Partnership interest permitted under Section 8.2:

                  (i) The Partnership's business shall continue without winding up, in accordance with the terms and conditions of this Agreement. To the extent there is a "dissolution" of the Partnership, within the meaning of Act, as a result of such transfer or assignment, the partnership continued hereunder shall be deemed to be a new partnership. Each Partner hereby expressly consents to be the continuation of the Partnership and, if applicable, to the formation of a new partnership as herein provided.

                  (ii) Upon executing an acknowledgment that he or she agrees to be bound by this Agreement, each Permitted Transferee shall automatically be admitted as a Partner in the Partnership (or in the new partnership deemed to come into existence under Section
         8.39b) (i)), without any further action or approval being required of any other Partner at the time of the applicable transfer or assignment.

         (c) Further Assurances. Each Partner hereby agrees to execute such acknowledgments, consents, amendments or agreements as are necessary or appropriate to accomplish the intent and purpose of Section 8.3(b); provided that the failure of any Partner to execute such acknowledgments, consents, amendments or agreements shall not affect the status of the Partnership as a continuing or new partnership, or the status of a Permitted Transferee as a Partner therein.

         SECTION 9. DISSOLUTION AND WINDING UP

         9.1. Dissolution. The Partnership shall dissolve upon the first to occur of any of the following events:

         (a) The expiration of the term of the Partnership;

         (b) The election by a Majority in Interest of the Partners to dissolve the Partnership, which election shall include the concurrence of the then acting Managing Partner, if any;

         (c) Subject to the provisions of Section 8, the dissolution of the Partnership within the meaning of the Act.

         9.2. Winding Up. Subject to the provisions of Section 8, upon a dissolution of the Partnership, the Partners shall take full account of the Partnership's liabilities and property and the Partnership's property may be distributed in kind or liquidated as promptly as is consistent with obtaining the fair value thereof, or partly distributed in kind and partly liquidated. Whether fully or partly liquidated, during such period of liquidation, the business and affairs of the Partnership shall continue to be governed by the provisions of this Agreement, and all matters pertaining to such dissolution shall be determined or undertaken pursuant to the written approval of a Majority in Interest of the Partners. Any proceeds from liquidation of the Partnership's property, to the extent sufficient therefor, shall be applied and distributed in the following order:

         (a) To the payment and discharge of all of the Partnership's debts and liabilities (other than those to the Partners), including the establishment of any necessary reserve;

         (b) To the Partners in proportion to the amounts of principal and accrued but unpaid interest on their respective Partner Loans, until all principal and accrued but unpaid interest on such Partner Loans are repaid in full; and

         (c) To the Partners and in accordance with their Capital Accounts.

         9.3. Compliance With Timing Requirements of Regulations. If, upon liquidation of the Partnership, any Partner has a deficit balance in his or her Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3).

         9.4. Rights of Partners. Except as otherwise provided in this Agreement, the Partners shall look solely to the assets of the Partnership for the return of their Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership.

         SECTION 10. MISCELLANEOUS

         10.1. Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the Person or to an officer of the Person to whom the same is directed, or sent by regular, registered or certified mail, return receipt requested, addressed as follows: if to the Partnership, to the Partnership at the address set forth in Section 1.5 hereof, with a copy thereof to the Managing Partner, or to such other address as the Partnership may from time to time specify by notice to the Partners in accordance with this Section 10.1, or, if to a Partner, to such Partner at the address for such Partner set forth below the Partner's signature on the signature pages to this Agreement, or to such other address as the Partner may from time to time specify by notice to the Partnership in accordance with this
Section 10.1. Any such notice shall be deemed to be delivered, given and received for all purposes as of the date so delivered, if delivered personally or if sent by regular mail, or as of the date delivered personally or if sent by regular mail, or as of the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, if sent by registered or certified mail, postage and charges prepaid.

         10.2. Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

         10.3. Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner.

         10.4. Time. Time is of the essence with respect to this Agreement.

         10.5. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         10.6. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

         10.7. Incorporation by Reference. Every exhibit, schedule and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

         10.8. Additional Documents. Each Partner, upon the request of any other Partner, agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

         10.9. Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the person or Persons may require.

         10.10. Arizona Law. The laws of the State of Arizona shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners.

         10.11. Waiver of Action for Partition. Each of the Partners irrevocably waives any right that he may have to maintain any action for partition with respect to any of the Partnership's property.

         10.12. Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

         10.13. Glossary. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 10.13:

         "Act" means the Arizona Uniform Partnership Act, as set forth in A.R.S. S 29-201 et seq., as amended from time to time (or any corresponding provisions of succeeding law).

         "Agreement" means this Agreement of General Partnership of 6725 Agent, as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder," refer to this Agreement as a whole, unless the context otherwise requires.

         "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions: (i) to each Partner's Capital Account there shall be credited such Partner's Capital Contributions and such Partner's distributive share of Profits and of any items in the nature of income or gain which are specially allocated pursuant to Section 4.2 hereof, and (ii) to each Partner's Capital Account there shall be debited the amount of cash and the net fair market value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement and such Partners distributive share of Losses and of any items in the nature of expenses or losses which are specially allocated pursuant to Section 4.2 hereof. If any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and

1.704-T(b), and shall be interpreted and applied in a manner consistent with such Regulations. If the Partners shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such Regulations, the Partners may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Section 9 hereof upon the dissolution of the Partnership. The Partners also shall make any appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or 1.704-1T(b).

         "Capital Contribution" means, with respect to any Partner, the amount of money and the net fair market value of any property (other than money) contributed to the Partnership by such Partner.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

         "Majority in Interest of the Partners" means Partners who own in the aggregate more than 50 percent of the total Percentage Interests held by all Partners.

         "Managing Partner" means the Person or Persons designated from time to time as Managing Partner pursuant to Section 5.1 hereof.

         "Net Cash Flow" means the gross cash proceeds to the Partnership from all sources, less the portion thereof used to pay or establish reserves for Partnership expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the Partners.

         "Partner Loan" has the meaning given that term in Section 2.4 hereof.

         "Partner" means any Person identified as a Partner in the first paragraph of this Agreement and any other Person admitted as a Partner pursuant to Section 8 hereof or pursuant to an amendment adopted in accordance with Section 7 hereof. "Partners" means all such Persons.

         "Partnership" means this partnership and any partnership continuing the business of this Partnership in the event of dissolution as herein provided.

         "Percentage Interest" means the Partners' interests, expressed as a percentage, in certain Profits, Losses and distributions of the Partnership as provided for in this Agreement. The Partners' Percentage Interests are set forth opposite their names in Section 2.1 hereof.

         "Permitted Transferee" has the meaning given that term in Section 8.2 hereof.

         "Person" means any individual, partnership, corporation, trust or other entity.

         "Profits" and "Losses" means, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a), reduced by any items of income or gain subject to special allocation pursuant to Section 4.2 hereof, and otherwise adjusted by the Partners to comply with Regulation
Section 1.704-1(b) and 1.704-1T(b).

         "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         IN WITNESS WHEREOF, the parties have entered into this Agreement of General Partnership of 6725 Agent as of the date first above written.



                                               Scottsdale Jaguar, Ltd.

                                               By
                                                  --------------------------
                                                  Its
                                                      ----------------------

                                               6725 Dealership, Ltd.

                                               By
                                                  --------------------------
                                                  Its
                                                      ----------------------

When Recorded Hold For:
Fennemore Craig
Two North Central Avenue
Suite 2200
Phoenix, AZ  85004-2390
Attn: William T. Boutell, Jr.

                            CERTIFICATE OF GENERAL
                               PARTNERSHIP AND
                        FICTITIOUS NAME OF 6725 AGENT

         The attached Certificate is hereby executed to be presented for recording with the County Recorder of Maricopa County, Arizona, by the parties hereto consisting of:

               SCOTTSDALE JAGUAR, LTD., an Arizona corporation

                                     and

                6725 DEALERSHIP, LTD., an Arizona corporation

                      CERTIFICATE OF GENERAL PARTNERSHIP
                            AND FICTITIOUS NAME OF
                                  6725 AGENT

         Pursuant to Section 29-201 et seq., Arizona Revised Statutes, the undersigned have formed an Arizona general partnership having the name of 6725 Agent. The principal place of business of the Partnership is in the County of Maricopa, State of Arizona. In accordance with Section 29-102, Arizona Revised Statutes, the names and addresses of the partners are:


        Name                              Address
        ----                              -------

Scottsdale Jaguar, Ltd.,         6725 East McDowell Road
an Arizona corporation           Scottsdale, AZ  85257

6725 Dealership, Ltd.,           6725 East McDowell Road
an Arizona corporation           Scottsdale, AZ 85257


         The right to act on behalf of the Partnership and to sign the Partnership name to assignments, deeds, bills of sale, promissory notes, trust deeds, mortgages, leases, conveyances, stock powers, proxies, checks, savings withdrawals, affidavits, agreements, dividend and interest orders, income tax returns, receipts, releases, depository agreements, agreements for rental and access to safety deposit boxes and all other documents which may be convenient or necessary to the conduct of the Partnership business, is vested in and may be exercised by 6725 Dealership, Ltd., acting alone, as Managing Partner.

         The foregoing right to act and sign on behalf of and to bind the Partnership shall continue until a new Certificate signed by all of the partners has been recorded in the same office as this Certificate appears of record. The Partnership shall continue until a new Certificate signed by all of the partners has been recorded in the same office as this Certificate appears record.

         IN WITNESS WHEREOF, the parties have entered into this Certificate of General Partnership and Fictitious Name of 6725 Agent this 29 day of December, 1992.


                                                 Scottsdale Jaguar, Ltd.

                                                 By
                                                   ----------------------
                                                   Its
                                                      -------------------

                                                 6725 Dealership, Ltd.

                                                 By
                                                   ----------------------
                                                   Its
                                                      -------------------

STATE OF ARIZONA   )
                   )  ss.
County of Maricopa )

         This instrument was acknowledged before me this    day of December,
1992, by                            , in his capacity as
                            , on behalf of Scottsdale Jaguar, Ltd., an Arizona
corporation.


                                           ----------------------------
                                           Notary Public


My Commission Expires:






STATE OF ARIZONA   )
                   )  ss.
County of Maricopa )

         This instrument was acknowledged before me this    day of December,
1992, by                            , in his capacity as
                            , on behalf of Scottsdale Jaguar, Ltd., an Arizona
corporation.


                                                 ------------------------------
                                                 Notary Public


My Commission Expires:

                       FIRST AMENDMENT OF AGREEMENT OF
                             GENERAL PARTNERSHIP
                                     6725

         This First Amendment to Agreement of General Partnership of 6725 Agent (the "First Amendment") is entered into this ___ day of October, 1996 among Scottsdale Audi, Ltd., an Arizona corporation ("Audi") as assignee of Scottsdale Jaguar, Ltd. ("Jaguar") and SK Motors, Ltd., an Arizona corporation ("SK") as assignee of 6725 Dealership, Ltd. ("Dealership") and amends the Agreement of General Partnership 6725 Agent dated as of December 29, 1992 (the "Partnership Agreement").

         WHEREAS, on even date herewith Jaguar conveyed its interest as Partner under the partnership to Audi and Dealership conveyed its interest as Partner to SK;

         WHEREAS, SK & Audi desire to amend the Partnership Agreement.

         NOW THEREFORE, the terms of the Partnership Agreement are amended as follows:

         1. All capitalized terms not defined herein shall have the meaning set forth in the Partnership Agreement.

         2. Section 2.1 is amended to provide that both SK and Audi have a 50% Partner Percentage Interest in the Partnership.

         3. Section 5.1 is amended to provide that Audi is the Managing
Partner.

         4. Audi and SK, as the sole partners, agree to refinancing (the "Loan") of that certain Promissory Note in the original principal amount of Four Million Nine Hundred Thirty-One Thousand and NO/100 ($4,931,000.00) made by Scottsdale Jaguar, Ltd. in favor of Bank of America Arizona ("BOA") dated December 30, 1993 and that certain Promissory Note in the original amount of One Million Four Hundred Nine Thousand and NO/100 Dollars ($1,409,000.00) made by Scottsdale Jaguar in favor of BOA (collectively, the "6725 Notes"). The 6725 Notes are secured by that certain Amended and Restated Deed of Trust recorded in Document #93-0923231 and that certain Amended and Restated Deed of Trust recorded in Document #93-0923232, and related UCC Financing Statement, as assumed by 6725 Agent in Assumption Agreement Without Release recorded in Document #93-0923234, all of the Official Records of Maricopa County, Arizona (collectively, the "6725 Deeds of the Official Records of Maricopa County, Arizona (collectively, the "6725 Deeds of Trust"). The Managing Partner is authorized to execute and all documents necessary for such Loan and any guarantee necessary in connection with the Loan.

         5. Audi and SK, as the sole partners, agree that each of them may occupy the Premises rent free until otherwise agreed hereunder. Audi and SK further agree to enter into a Lease with Jaguar for the non-exclusive use of the Premises. The Managing Partner is authorized to enter into and execute such Lease.

         6. The assignment of partnership interest hereunder by Jaguar and Dealership to Audi and SK respectively is approved and is deemed a Permitted Transfer. The partnership continues in full force and effect and has not been dissolved.

         7. The Managing Partner is authorized to prepare and record if necessary a Certificate of General Partnership reflecting the names of the general partners hereunder.

         IN WITNESS WHEREOF, the undersigned has executed this First Amendment this __ day of October, 1996.



SCOTTSDALE AUDI, LTD.                         SK MOTORS, LTD.

By:                                           By:
   ----------------------                        --------------------------
                                              Name:
                                                   ------------------------
Print Name:                                   As:
           -----------------                     --------------------------


                                     -2-